Exhibit 99.3

Open Text Corporation

Unaudited Pro Forma Condensed Consolidated Balance Sheet

As of March 31, 2009

(In thousands of U.S. Dollars)

	Historical Open Text	Historical Vignette	Reclassifications		Pro Forma Adjustments		Reclassifications and Pro Forma Combined
			(Note 3)		(Note 3)
ASSETS
Current assets:
Cash and cash equivalents	$237,048	$104,561	$—		$(183,641	)E	$157,968
Short-term investments		38,562	—		—		38,562
Accounts receivable—net of allowance for doubtful accounts	111,731	22,299	—		—		134,030
Inventory	1,939	—	—		—		1,939
Income taxes recoverable	6,895	—	—		—		6,895
Prepaid expenses and other current assets	14,401	5,358	(329	)A	—		19,430
Deferred tax assets	16,838	—	329	A	—		17,167

Total current assets	388,852	170,780	—		(183,641)		375,991
Capital assets	39,202	6,660	—		—		45,862
Goodwill	564,018	121,090	—		(20,052	)F	665,056
Acquired intangible assets	354,743	8,460	—		105,262	G	468,465
Deferred tax assets	61,339	—	9,218	B	—		70,557
Other assets	17,901	16,832	(9,218	)B	(6,656	)H	18,859
Long-term income taxes recoverable	41,073	—					41,073

Total assets	$1,467,128	$323,822	$—		$(105,087)		$1,685,863

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$116,372	$24,640	$(3,395	)C	$—		$137,617
Current portion of long-term debt	3,407	—	—		—		3,407
Deferred revenues	193,676	33,242	—		—		226,918
Income taxes payable	1,705	—	3,395	C	—		5,100
Deferred tax liabilities	3,315	—	—		—		3,315

Total current liabilities	318,475	57,882	—		—		376,357
Long-term liabilities:
Accrued liabilities	19,984	1,804	(1,239	)D	—		20,549
Pension liability	15,790	—	—		—		15,790
Long-term debt	299,174	—	—		—		299,174
Deferred revenues	7,305	—	1,239	D	—		8,544
Long-term income taxes payable	51,472	—	—		—		51,472
Deferred tax liabilities	136,776	—	—		39,803	I	176,579

Total long-term liabilities	530,501	1,804	—		39,803		572,108
Shareholders’ Equity:
Share capital	456,278	238	—		119,008	J	575,524
Additional paid in capital	50,991	2,658,404	—		(2,658,404	)J	50,991
Accumulated other comprehensive income	25,885	1,352	—		922	J	28,159
Retained earnings (accumulated deficit)	84,998	(2,395,858)	—		2,393,584	J	82,724

Total shareholders’ equity	618,152	264,136	—		(144,890	)J	737,398

Total liabilities and shareholders’ equity	$1,467,128	$323,822	$—		$(105,087)		$1,685,863

See accompanying notes to the pro forma condensed consolidated financial statements

Open Text Corporation

Unaudited Pro Forma Condensed Consolidated Statements of Income

For the Nine-Month Period Ended March 31, 2009

(In thousands of U.S. Dollars, except per share data)

	Historical Open Text	Historical Vignette	Reclassifications		Pro Forma Adjustments		Reclassifications and Pro Forma Combined
			(Note 3)		(Note 3)
Revenues:
License	$166,845	$21,806	$—		$—		$188,651
Customer support	300,816	—	58,594	K	—		359,410
Service and other	114,648	91,145	(58,594	)K	—		147,199

Total revenues	582,309	112,951	—		—		695,260
Cost of revenues:
License	12,670	1,234	117	K	—		14,021
Customer support	50,227	—	9,616	K	—		59,843
Service and other	89,898	37,685	(9,616	)K	—		117,967
Amortization of acquired technology-based intangible assets	34,171	3,930	—		3,943	L	42,044

Total cost of revenues	186,966	42,849	117		3,943		233,875

Gross profit	395,343	70,102	(117)		(3,943)		461,385

Operating expenses:
Research and development	87,335	22,751	(1,466	)K			108,620
Sales and marketing	138,605	37,380	(621	)K			175,364
General and administrative	54,604	13,461	(1,094	)K			66,971
Depreciation	8,847	—	3,064	K	—		11,911
Amortization of acquired customer-based intangible assets	29,529	2,607	—		6,578	L	38,714
Special charges	13,234	4,090	—		—		17,324

Total operating expenses	332,154	80,289	(117)		6,578		418,904

Income (loss) from operations	63,189	(10,187)	—		(10,521)		42,481

Other income (expense)	(148)	4,077	(2,254	)K	—		1,675
Interest income (expense), net	(10,772)	—	2,254	K	—		(8,518)

Income (loss) before income taxes	52,269	(6,110)	—		(10,521)		35,638
Provision for (recovery of) income taxes	14,761	242	—		(3,682	)M	11,321

Income (loss) before minority interest	37,508	(6,352)	—		(6,839)		24,317
Minority interest	51	—	—		—		51

Net income (loss) for the year	$37,457	$(6,352)	$—		$(6,839)		$24,266

Net income per share—basic	$0.72						$0.44

Net income per share—diluted	$0.71						$0.43

Weighted average number of Common Shares outstanding:
Basic	51,825				3,462	N	55,287
Diluted	53,122				3,462	N	56,584

See accompanying notes to the pro forma condensed consolidated financial statements

Open Text Corporation

Unaudited Pro Forma Condensed Consolidated Statements of Income

For the Year Ended June 30, 2008

(In thousands of U.S. Dollars, except per share data)

	Historical Open Text	Historical Vignette	Reclassifications		Pro Forma Adjustments		Reclassifications and Pro Forma Combined
			(Note 3)		(Note 3)
Revenues:
License	$219,103	$45,764	$—				$264,867
Customer support	363,580	—	84,329	O			447,909
Service	142,849	140,957	(84,329	)O			199,477

Total revenues	725,532	186,721	—		—		912,253
Cost of revenues:
License	15,415	2,058	566	O			18,039
Customer support	58,764	—	13,429	O			72,193
Service	117,037	61,446	(13,640	)O			164,843
Amortization of acquired technology-based intangible assets	41,515	5,054	—		5,443	P	52,012

Total cost of revenues	232,731	68,558	355		5,443		307,087

Gross profit	492,801	118,163	(355)		(5,443)		605,166

Operating expenses:
Research and development	105,894	32,739	(2,619	)O			136,014
Sales and marketing	174,185	63,749	(1,345	)O			236,589
General and administrative	69,985	19,037	(303	)O			88,719
Depreciation	12,017	—	3,912 O				15,929
Amortization of acquired customer-based intangible assets	30,759	3,341	—		8,906	P	43,006
Special charges	(418)	(159)	—				(577)

Total operating expenses	392,422	118,707	(355)		8,906		519,680

Income (loss) from operations	100,379	(544)	(0)		(14,349)		85,486

Other income (expense)	(1,023)	9,731	(7,972	)O			736
Interest income (expense), net	(22,859)	—	7,972	O			(14,887)

Income (loss) before income taxes	76,497	9,187	—		(14,349)		71,335
Provision for (recovery of) income taxes	22,993	(5,112)	—		(5,022	)M	12,859

Income (loss) before minority interest	53,504	14,299	—		(9,327)		58,476
Minority interest	498	—	—		—		498

Net (loss) income for the year	$53,006	$14,299	$—		$(9,327)		$57,978

Net income per share—basic	$1.04						$1.07

Net income per share—diluted	$1.01						$1.03

Weighted average number of Common Shares outstanding:
Basic	50,780				3,462	N	54,242
Diluted	52,604				3,462	N	56,066

See accompanying notes to the pro forma condensed consolidated financial statements

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

(in thousands of U.S. Dollars)

Note 1: Basis of Pro Forma Presentation

The unaudited pro forma condensed consolidated financial statements are based on the historical financial statements of Open Text and Vignette after giving effect to the cash to be paid and the stock to be issued by Open Text to consummate the Vignette acquisition, as well as certain reclassifications and pro forma adjustments.

The unaudited pro forma condensed consolidated balance sheet data assumes that the pending acquisition of Vignette occurred on March 31, 2009. As Open Text has a fiscal year ending on June 30 and Vignette has a fiscal year ending on December 31, the pro forma condensed consolidated balance sheet combines the historical balances of Open Text as of March 31, 2009 with the historical balances of Vignette as of March 31, 2009, plus reclassifications and pro forma adjustments.

The unaudited pro forma condensed consolidated statement of income data assumes that the pending acquisition of Vignette occurred on July 1, 2007. As Open Text has a fiscal year ending on June 30 and Vignette has a fiscal year ending on December 31, the pro forma condensed consolidated statements of income combine the historical results of Open Text for the year ended June 30, 2008 and for the nine months ending March 31, 2009 with the historical results of Vignette for the twelve months ending June 30, 2008 and the nine months ending March 31, 2009, respectively, plus reclassifications and pro forma adjustments. Vignette’s data has been calculated by combining its reported interim data for each quarter within the respective period.

The unaudited pro forma condensed consolidated financial statements assume that the pending acquisition is accounted for using the acquisition method of accounting for business combinations in accordance with SFAS 141(R) and represents the current pro forma information based upon available information of the combining companies’ results of operations during the periods presented. As the final PPA will be based on information at the acquisition date, it will not be determinable before that date. As of the date of this document, Open Text has not completed the detailed valuation studies necessary to arrive at the required estimates of the fair market value of the Vignette assets to be acquired and liabilities to be assumed and the related allocations of the purchase price, nor has it identified all the adjustments necessary to conform Vignette’s data to Open Text’s accounting policies. However, Open Text has made certain adjustments to the historical book values of the assets and liabilities of Vignette, based on currently available information, to reflect certain preliminary estimates of the fair values, in preparing unaudited pro forma condensed consolidated financial data. The preliminary PPA assigns values to certain identifiable intangible assets, including customer relationships, and core technology. Actual results may differ from this unaudited pro forma condensed consolidated data once Open Text has determined the final purchase price for Vignette, completed the detailed valuation studies necessary to finalize the required purchase price allocations, and identified any necessary conforming accounting policy changes for Vignette. Accordingly, the final purchase price allocations, which will or may be determined subsequent to the closing of the merger, and their effects on the results of operations, may differ materially from the preliminary PPA and the unaudited pro forma combined amounts included in this section.

The unaudited pro forma condensed consolidated financial data are presented for illustrative purposes only and do not purport to be indicative of the results of operations or financial position for future periods or the results that actually would have been realized had the acquisition described above been consummated as of March 31, 2009 or July 1, 2007.

Note 2: Preliminary Purchase Price and Preliminary Purchase Price Allocation.

Based upon Open Text’s share price as of March 31, 2009 and inclusive of Open Text’s existing ownership of Vignette’s shares, the estimated total preliminary purchase price is approximately $310.0 million (as further detailed below), but will fluctuate based upon the price of Open Text’s stock and the number of outstanding Vignette shares at the actual closing date.

The preliminary purchase price (based upon Open Text’s closing share price of $34.44 as of March 31, 2009) is approximately $310.0 million and is comprised of:

Market value, as of March 31, 2009, of 996,423 Vignette shares already owned by Open Text through open market purchases		$6,656
Cash consideration payable on closing:
22,840,699 Vignette shares at $8.00	$182,726
750,002 Vignette employee options at $8.00 less $6.78 (average exercise price of these options)	915	183,641

Share consideration payable on closing:
22,840,699 Vignette shares at $4.98347	$113,826
2,040,539 Vignette employee options at $12.98347 less the average exercise price of these options, less cash paid, if any	5,420	119,246

Preliminary purchase price		$309,543

In order to fund the cash portion of the purchase price, Open Text expects to use its own cash resources.

The table below illustrates the potential impact to the preliminary purchase price resulting from a 10% increase or decrease in the price of Open Text’s share price as of March 31, 2009 ($34.44). For the purpose of this calculation, the total number of shares and employee options have been assumed to be the same as in the table above.

	10% increase in Open Text share price	10% decrease in Open Text share price
Vignette shares already owned by Open Text through open market purchases (no change)	$6,656	$6,656
Cash consideration payable on closing (no change)	183,641	183,641
Share consideration payable on closing	131,645	106,897

Preliminary purchase price	$321,942	$297,194

The preliminary purchase price will be allocated to Vignette tangible and identifiable intangible assets acquired and liabilities assumed, based on their estimated fair values as of the acquisition date. The excess of the purchase price over the net tangible and identifiable intangible assets will be recorded as goodwill. Based upon a preliminary valuation, as of March 31, 2009, the preliminary purchase price was allocated as follows:

Current assets	$170,780
Non-current assets	23,492
Intangible assets	113,722
Goodwill	101,038

Total assets acquired	409,032
Liabilities assumed	(99,489)

Net assets acquired	$309,543

The preliminary allocation of the purchase price is based upon management’s estimates. As noted below, these estimates and assumptions are subject to change upon final valuation.

Deferred Revenues: For the purpose of these pro forma condensed consolidated statements only, the carrying value of deferred revenue has been assumed to approximate its fair value. Therefore, the pro forma condensed consolidated balance sheet and statements of income data do not reflect the adverse impact on deferred revenue and revenue that will occur as a result of any potential reduction in deferred revenue on the opening balance sheet pursuant to final valuation of deferred revenue.

Cash and other net tangible assets/liabilities: Cash and other net tangible assets were recorded at their respective carrying amounts and for the purpose of these unaudited pro forma condensed consolidated statements only, the carrying value of these assets/liabilities has been assumed to approximate their fair values and should be treated as preliminary values.

Goodwill : Goodwill represents the excess of the preliminary purchase price over the estimated fair value of tangible and identifiable intangible assets acquired.

Identifiable intangible assets: Identifiable intangible assets acquired include developed software, and customer contracts and related relationships. Developed software comprises of products that have reached technological feasibility. Customer contracts and related relationships represent the underlying relationships and agreements with customers of Vignette’s installed base.

The fair value of intangible assets is based on management’s preliminary valuation using Open Text’s historical experience with respect to similar acquisitions. Estimated useful lives for the purposes of these pro forma statements are based on historical experience.

The amounts allocated to the intangible assets in the table above are the arithmetic midpoint of a potential range of values that may be allocated to the intangible assets as set forth below:

Residual amount of purchase consideration after allocation to net tangible assets and before allocation to indentified intangible assets and deferred tax liability impacts thereof.			$174,957 (*)

	allocation range		mid point
Technology Asset	25%	35%	30%
Customer Asset	30%	40%	35%

Allocation for Preliminary PPA

	allocation range		mid point
Technology Asset	$43,739	$61,235	$52,487
Customer Asset	$52,487	$69,983	$61,235
(*)
Total Consideration	$309,543

Allocation of purchase price:
Current assets	170,780
Non-current assets	23,492
Liabilities assumed	(59,686)

Unallocated purchase price	$174,957

Deferred Tax Balances: As of December 31, 2008 Vignette had significant deferred tax assets that were subject to valuation allowances including deferred tax assets relating to domestic federal net operating loss (NOL) carryforwards of $754.0 million. Internal Revenue Code Section 382 imposes substantial restrictions on the utilization of these NOLs in the event of an “ownership change” of the corporation. Open Text has currently not assessed its ability to utilize these tax attributes prior to their expiration. For the purposes of these pro forma statements, the deferred tax liability arising from the acquisition of identifiable intangible assets has been estimated using a statutory tax rate of 35%. The final valuation of the deferred tax assets is expected to have a material impact on the preliminary PPA and may result in a material change in the above indicated amount of goodwill.

Pre-acquisition contingencies: Open Text has currently not identified any pre-acquisition contingencies where a liability is probable and the amount of the liability can be reasonably estimated. If information becomes available prior to the end of the purchase price measurement period, which would indicate that a liability which existed at the acquisition date, is probable and the amount can be reasonably estimated, such items will be included in the purchase price allocation and result in additional goodwill.

Note 3: Reclassifications and Pro Forma Adjustments

The following adjustments have been reflected in the unaudited pro forma condensed consolidated financial statements:

(A)	To reclassify the identified Vignette current deferred tax asset balances from “Prepaids and other current assets” to “Deferred tax assets” (current)

(B)	To reclassify the identified Vignette long-term deferred tax asset balances from “Other assets” to “Deferred tax assets” (long-term)

(C)	To reclassify the identified Vignette current income tax balances from “Accounts payable” to “Income taxes payable” (current)

(D)	To reclassify the identified Vignette deferred revenue balances from “Accrued Liabilities” to “Deferred revenues” (long-term)

These adjustments, (A) - (D), had no impact on the historical net income reported by Open Text or Vignette.

(E)	Represents, as of March 31, 2009 , the total cash consideration payable by Open Text upon the consummation of the acquisition to the shareholders of Vignette. (see Note 2)

(F)	To record the preliminary valuation of goodwill related to the acquisition of Vignette and to eliminate the historical goodwill of Vignette.

Preliminary goodwill from Vignette acquisition	$101,038
Elimination of Vignette historical goodwill	(121,090)

$(20,052)

(G)	To record the preliminary valuation of intangible assets related to the acquisition of Vignette.

Acquired technology-based intangible assets (preliminary)	$52,487
Acquired customer-based intangible assets (preliminary)	61,235

113,722
Elimination of Vignette historical intangible assets	(8,460)

$105,262

(H)	To eliminate the existing investment in Vignette by Open Text of $6.7 million. This amount represents the fair value as of March 31, 2009 of Vignette shares previously acquired through open market purchases, as determined by active market prices on March 31, 2009.

(I)	To record the estimated deferred tax liability on identified intangible assets at a statutory tax rate of 35%

(J)	To record the following adjustments to the respective components of Shareholders’ Equity:

Share capital—elimination of Vignette’s historical Share capital and to record the issuance of 3,462,431 Open Text shares in connection with the acquisition	$119,008
Accumulated paid in capital (APIC)—elimination of Vignette’s historical APIC	(2,658,404)
Accumulated other comprehensive income (AOCI)—elimination of Vignette’s historical AOCI and a mark to market loss on Open Text’s investment in Vignette	922	(*)
Retained Earnings (Accumulated deficit)—elimination of Vignette’s historical Accumulated deficit and the release of the above mark to market loss to income	2,393,584	(*)

Total	$(144,890)

(*)	The mark to market (MTM) loss as of March 31, 2009 has been calculated as the excess of the cost of the investment of $9.0 million over the fair value of the investment (based upon Vignette’s stock price at March 31, 2009) of $6.7 million. The investment had been accounted for as an “Available for sale” security and therefore all of the unrealized loss on this investment, as of March 31, 2009, of $2.3 million, which was recorded within AOCI, has been released to retained earnings.

(K)	To adjust Vignette’s presentation to conform to Open Text’s presentation:

Revenues:
License	$—
Customer support	58,594
Service	(58,594)

Total	$—

Cost of revenues:
License	117
Customer support	9,616
Service	(9,616)
Amortization of acquired technology intangible assets	—

Total	$117

Operating expenses:
Research and development	(1,466)
Sales and marketing	(621)
General and administrative	(1,094)
Depreciation	3,064
Amortization of acquired intangible assets	—
Special Charges	—

Total operating expenses	$(117)

Interest income	2,254
Other income	(2,254)

Total	$—

This adjustment (K) had no impact on the historical net income reported by Open Text or Vignette.

(L)	To record amortization relating to the identifiable intangible assets recognized at the time of the acquisition of Vignette and to eliminate Vignette’s historical amortization of intangible assets:

Amortization of acquired technology-based intangible assets
Elimination of Vignette’s historical intangible asset amortization	$(3,930)
Amortization of acquired intangible assets relating to Vignette acquisition	7,873

$3,943

Amortization of acquired customer-based intangible assets
Elimination of Vignette historical intangible asset amortization	(2,607)
Amortization of acquired intangible assets relating to Vignette acquisition	9,185

$6,578

The Company has estimated the useful lives of the acquired technology-based and acquired customer-based intangible assets to be five years each. These are being amortized on a straight line basis.

(M)	To record the estimated income tax effect of the pro forma adjustments at a statutory tax rate of 35%. The pro forma combined provision for income taxes does not necessarily represent the amounts that would have resulted had Open Text and Vignette filed consolidated income tax returns for the periods presented.

(N)	To record the issuance of Open Text common stock in connection with the acquisition.

(O)	To adjust Vignette’s presentation to conform to Open Text’s presentation:

Revenues:
License	$—
Customer support	84,329
Service	(84,329)

Total	$—

Cost of revenues:
License	566
Customer support	13,429
Service	(13,640)
Amortization of acquired technology intangible assets	—

Total	$355

Operating expenses:
Research and development	(2,619)
Sales and marketing	(1,345)
General and administrative	(303)
Depreciation	3,912
Amortization of acquired intangible assets	—
Special Charges	—

Total operating expenses	$(355)

Interest income	7,972
Other income	(7,972)

Total	$—

This adjustment (O) had no impact on the historical net income reported by Open Text or Vignette.

(P)	To record amortization relating to the identifiable intangible assets recognized at the time of the acquisition of Vignette and to eliminate Vignette’s historical amortization of intangible assets:

Amortization of acquired technology-based intangible assets
Elimination of Vignette’s historical intangible asset amortization	$(5,054)
Amortization of acquired intangible assets relating to Vignette acquisition	10,497

$5,443

Amortization of acquired customer-based intangible assets
Elimination of Vignette historical intangible asset amortization	(3,341)
Amortization of acquired intangible assets relating to Vignette acquisition	12,247

$8,906

The Company has estimated the useful lives of the acquired technology-based and acquired customer-based intangible assets to be five years each. These are being amortized on a straight line basis.